Exhibit 23.1


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Atlantic Coast Airlines, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15795 and 33-67492) of our report dated January 24, 1997, except for Note 18, the date of which is May 29, 1997, relating to the consolidated financial statements and schedule of Atlantic Coast Airlines, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.




                                   BDO Seidman, LLP




Washington, D.C.
March 19, 1999